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                                                                      EXHIBIT 11


               PHYSICIAN RELIANCE NETWORK, INC.  AND SUBSIDIARIES

                    NET INCOME PER COMMON EQUIVALENT SHARES
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


                                                   Three Months Ended                         Six Months Ended
                                                         June 30,                                  June 30,
                                             --------------------------------         ----------------------------------
                                                 1997                 1996                1997                  1996
                                             -----------          -----------         ------------          ------------
Weighted average common shares
         outstanding                          51,560,728           46,658,853           50,739,262            44,059,704
Incremental shares related to assumed
         exercise of stock options               817,029            1,089,542              868,865             1,081,542
                                             -----------          -----------         ------------          ------------

Weighted average common and common
         equivalent shares-primary and
         fully diluted                        52,377,757           47,748,395           51,608,127            45,141,246
                                             ===========          ===========         ============          ============


Net income (loss)                            $   (22,383)         $     5,976             $(17,285)         $     11,149
                                             -----------          -----------         ------------          ------------


Net income (loss) per share (primary
         and fully diluted)                  $     (0.43)         $      0.13             $  (0.33)         $       0.25
                                             ===========          ===========         ============          ============





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